Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

MAGNUM HUNTER RESOURCES CORPORATION
STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by and between MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Company”), and [________] (“Recipient”) as of [___________], pursuant to the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety.

RECITALS

The Committee, acting on behalf of the Company, wishes to grant Recipient [___________] shares of the Company’s $0.01 par value common stock (“Common Stock”) on the terms and subject to the conditions set forth below and in the Plan.

Capitalized terms used in this Agreement and not otherwise defined in this Agreement will have the meanings assigned to them in the Plan.

AGREEMENT

It is hereby agreed as follows:

1.           Grant of Restricted Stock.  Effective as of [___________] (the “Grant Date”), the Company will cause [___________] shares of Common Stock (the “Restricted Stock”) to be issued in Recipient’s name subject to any prohibitions and restrictions set forth in this Agreement with respect to the sale or other disposition of the Restricted Stock and the obligation to forfeit and surrender the Restricted Stock to the Company in accordance with the terms of this Agreement and the Plan (the “Forfeiture Restrictions”).  The Restricted Stock had a Fair Market Value of $[____] on the Grant Date.

2.           Evidence of Ownership.

2.1           Evidence of the issuance of the Restricted Stock pursuant to this Agreement may be accomplished in any manner that the Company or its authorized representatives deem appropriate including, without limitation, electronic registration, book-entry registration or issuance of a stock certificate or certificates in the name of Recipient.  Any stock certificate issued for the Restricted Stock will bear an appropriate legend with respect to the Forfeiture Restrictions applicable to the Restricted Stock. The Company may retain, at its option, the physical custody of any stock certificate representing any Restricted Stock during the restriction period or require that the certificates evidencing Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all Forfeiture Restrictions are removed or lapse.  If the issuance of the Restricted Stock is documented or recorded electronically, the Company and its authorized representatives will ensure that Recipient is prohibited from selling, assigning, pledging, exchanging, hypothecating or otherwise transferring the Restricted Stock while it is still subject to the Forfeiture Restrictions.

2.2           Upon the lapse of the Forfeiture Restrictions, the Company or, at the Company’s instruction, its authorized representative will release the Restricted Stock with respect to which the Forfeiture Restrictions have lapsed.  The lapse of the Forfeiture Restrictions and the release of the Restricted Stock shall be evidenced in any manner that the Company and its authorized representatives deem appropriate under the circumstances.

2.3           At the Company’s request, Recipient must execute and deliver, as necessary, a blank stock power with respect to the Restricted Stock, and the Company may, as necessary, exercise that stock power in the event of forfeiture of the Restricted Stock pursuant to this Agreement, or as may otherwise be required in order for the Company to withhold the Restricted Stock necessary to satisfy any applicable federal, state and local income and employment tax withholding obligations pursuant to Section 7 of this Agreement.

3.           Forfeiture Restrictions.  The Restricted Stock may not be sold or otherwise transferred prior to the lapse of the Forfeiture Restrictions set forth in this Section and the lapse of any other Forfeiture Restrictions imposed by this Agreement or the Plan.  The Restricted Stock will be subject to forfeiture in accordance with the following schedule:

Date Time-Based Forfeiture Restriction Lapses	Percentage of Original Grant Becoming Non-Forfeitable	Cumulative Percentage of Original Grant not Subject to Forfeiture Restriction
[___________]	[___________]	[___________]

4.           Effect of Termination of Employment or Other Service.  If a Recipient’s employment and other service with the Company and all of its Subsidiaries terminate, the effect of the termination on Recipient’s Restricted Stock under this Agreement will be as set forth in Section 11 of the Plan.

5.           Restrictions on Transfer of Restricted Stock.  The Restricted Stock will not be transferable, either voluntarily or by operation of law, except as provided in Section 14.3 of the Plan.

6.           Rights as a Stockholder.  Subject to the Forfeiture Restrictions and other terms and conditions of this Agreement and the Plan, Recipient will have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock.  Regular, ordinary dividends paid with respect to the Restricted Stock in cash will be paid to Recipient currently.  All other dividends and distributions, whether paid in cash, equity securities of the Company, rights to acquire equity securities of the Company or any other property will be subject to the same Forfeiture Restrictions as the Restricted Stock, unless the Committee, in its sole discretion, determines that those other dividends or distributions should be paid to Recipient currently.

7.           Tax Matters.  The lapsing of the Forfeiture Restrictions will be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”), if any. By execution of this Agreement, Recipient authorizes the Company, to the extent permissible, to withhold sufficient Restricted Stock with respect to which the Forfeiture Restrictions have lapsed as may be necessary to satisfy Recipient’s Required Withholding, if any. The amount of the Required Withholding and the number of shares of Restricted Stock required to satisfy Recipient’s Required Withholding, if any, as well as the amount reflected on tax reports filed by the Company, will be based on the Fair Market Value of the Common Stock on the day the Forfeiture Restrictions lapse.  Notwithstanding the foregoing, the Committee may require that Recipient satisfy Recipient’s Required Withholding, if any, by any other means the Committee, in its sole discretion, considers reasonable.  The obligations of the Company under this Agreement are conditioned on the satisfaction of the Required Withholding, if any.

8.           No Right to Employment.  Nothing contained in this Agreement obligates the Company to employ or have another relationship with Recipient for any period or interfere in any way with the right of the Company to reduce Recipient’s compensation or to terminate the employment of or relationship with Recipient at any time.

9.           Miscellaneous.

9.1           Binding Effect, Successors.  This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

9.2           Further Acts.  Each party will perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement and to comply with applicable law.

9.3           Amendment.  This Agreement may be amended at any time by the written agreement of the Company and Recipient.

9.4           Choice of Law and Severability.  This Agreement shall be construed, enforced and governed by the laws of the State of Delaware.  The invalidity of any provision of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect.

9.5           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission if the notice or communication is delivered prior to 3:30 p.m. (Houston time) on any day except Saturday, Sunday and any day that is a federal legal holiday in the United States (“Business Day”) via facsimile at the facsimile number set forth below or via electronic mail at the address set forth below, (b) the next Business Day after the date of transmission if the notice or communication is delivered on a day that is not a Business Day or later than 3:30 p.m. (Houston time) on any Business Day via facsimile at the facsimile number set forth below or via electronic mail at the address set forth below, (c) the 2nd Business Day following the date transmitted if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given.  All notices and demands to Recipient or the Company may be given to them at the following addresses:

If to Recipient:	[___________] __________________________ __________________________ Fax: ______________________ Electronic Mail: ______________

If to Company:
Magnum Hunter Resources Corporation
777 Post Oak Blvd.
Suite 910
Houston, Texas 77056
Attention: Paul M. Johnston, Senior Vice President and General Counsel
Fax: (832) 369-6992
Electronic Mail: pjohnston@magnumhunterresources.com

The parties may designate in writing from time to time such other place or places that notices and demands may be given.

9.6           Entire Agreement.  This Agreement, as governed by and interpreted in accordance with the Plan, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein.  No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

9.7           Grant Subject to Terms of Plan and this Agreement.  Recipient acknowledges and agrees that the grant of the Restricted Stock is made pursuant to and governed by the terms of the Plan and this Agreement.  Recipient, by execution of this Agreement, acknowledges having received a copy of the Plan.  The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan.  In the case of a conflict between the terms of the Plan and this Agreement, the terms of the Plan will control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

“COMPANY”

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By: _______________________________________
[___________], Chairman, Compensation and Nominating Committee

“RECIPIENT”

__________________________________________
[___________]